UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     February 21, 2013

Cogent Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2013, Cogent Communications Group, Inc. issued a press release summarizing its financial results for the fourth quarter 2012 and full year 2012.  The Company will hold a conference call regarding its financial results at 8:30 a.m. ET on February 21, 2013, which will be simultaneously broadcast on a link available through the Company’s website at www.cogentco.com. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On February 20, 2013, the Company’s board of directors extended its share buy-back program by one year with respect to the $45.8 million currently remaining available under the previously announced $50 million program.  The new end date for the share buy-back program is February 28, 2014.   These repurchases, if and when made, will be made subject to market conditions, applicable legal requirements (including SEC rules) and other factors. This plan does not obligate Cogent to acquire any particular amount of common stock and the plan may be suspended at any time at Cogent’s discretion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release of Cogent Communications Group, Inc. dated February 21, 2013.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

February 21, 2013	By:	/s/David Schaeffer
		Name:	David Schaeffer
		Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Cogent Communications Group, Inc. dated February 21, 2013.